Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Form 10 Registration Statement of Rockford Minerals Inc. (the “Company”) as filed with the Securities and Exchange Commission (the “Registration Statement”), the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 , that to his knowledge:

1.	The Registration Statement fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 ; and

2.	The information contained in the Registration Statement fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 4, 2010

/s/ Stephen Dewingaerde

Stephen Dewingaerde,
President and Chief Executive Officer